Diamond Sports Group Enters Into Agreement with Creditors on Liquidity Enhancing Transaction

BALTIMORE, MD—January 13, 2022—(BUSINESS WIRE)—Diamond Sports Group, LLC (“DSG” or the “Company”), a wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (NASDAQ: SBGI) (“Sinclair”), today announced that it and Sinclair have entered into a Transaction Support Agreement (including the attached term sheet, the “TSA”) with various lenders holding term loans (“Existing Term Loans”) under the Company’s existing credit facilities (the “Existing Credit Facilities”) and various holders of the Company’s outstanding 5.375% Senior Secured Notes due 2027 (the “5.375% Secured Notes”) and the Company’s 12.75% Senior Secured Notes due 2026 (the “12.75% Secured Notes” and, together with the 5.375% Secured Notes, the “Existing Secured Notes”), on the principal terms of a new money financing and recapitalization (the “Transaction”), whereby the Company intends to raise $600 million in new capital and to defer the cash payment of a portion of its management fee to Sinclair, which together are expected to provide approximately $1.0 billion of liquidity enhancement over the next five years to the Company and enable the Company to strengthen its balance sheet and better position itself for long-term growth.

The lenders party to the TSA represent approximately 49.7% of the aggregate principal amount of the Company’s Existing Term Loans. The noteholders party to the TSA represent approximately 53.7% of the aggregate principal amount of the 5.375% Secured Notes and approximately 16.7% of the aggregate principal amount of the 12.75% Secured Notes.

“The transaction as contemplated in this agreement demonstrates the support of both our creditors and Sinclair in positioning Diamond for success for the long term,” said Chris Ripley, Sinclair’s President and Chief Executive Officer. “The additional liquidity gained by this incremental financing, as well as recent digital rights renewals with the NHL and NBA, enables us to proceed with our plans to launch Diamond’s direct-to-consumer offering, which is important to its future state. The platform will offer a more personalized and interactive viewing experience that we believe will appeal to a wider audience and better engage viewers while offering additional revenue streams for Diamond, driving growth in the business in the years ahead.”

All lenders of Existing Term Loans, all lenders of loans and commitments under the Company’s existing revolving credit facility (including letter of credit and swingline sub-facilities, the “Existing Revolver”) and, subject to eligibility criteria to be specified in an exchange offer and consent solicitation (the “Exchange Offer”) pursuant to which the consents to the Transaction are expected to be solicited from holders of the Existing Secured Notes, all holders of Existing Secured Notes, will in each case be offered the opportunity to participate in the Transaction on a pro rata basis. The Transaction, once finalized, will provide for the following, including the amendment of certain existing debt documents to permit the following:

•New Money Loans: $600 million of a newly funded first-priority lien term loan (the “New First Lien Term Loan”) ranking first in lien priority on shared collateral ahead of (i) second lien credit facilities issued in exchange for existing loans and/or commitments under the Existing Credit Facilities and second-priority lien secured notes issued in exchange for the Existing Secured Notes in the Exchange Offer, and (ii) loans and/or commitments under the Existing Credit Facilities and Existing Secured Notes that do not participate in or consent to the Transaction, each of which will rank third in lien priority on shared collateral.

•New Exchange Credit Facilities and Secured Notes: All lenders under the Existing Credit Facilities and all holders of Existing Secured Notes that participate in or consent to the Transaction will exchange their applicable existing debt holdings for:

•In the case of Existing Term Loans, second-priority lien term loans (the “Exchange Second Lien Term Loan”) with the same or substantially the same maturity, pricing and other economic terms as the Existing Term Loans, but with more restrictive covenants and other terms, which terms will be (in each case other than as outlined in the TSA or otherwise agreed pursuant to definitive documents) substantially consistent with the New First Lien Term Loan.

•In the case of the Existing Revolver, a second-priority lien revolving credit facility (including letter of credit and swingline sub-facilities, the “Exchange Revolver”) with more restrictive covenants and other terms as compared with the Existing Revolver, which terms will be (other than as outlined in the TSA or otherwise agreed pursuant to definitive documents) substantially consistent with (and be part of the same credit facility as) the Exchange Second Lien Term Loan, and will be exchanged into such second lien credit facility.

•In the case of the Existing Secured Notes (as to which the consents to the Transaction are expected to be solicited pursuant to the Exchange Offer), second-priority lien secured notes (the “Exchange Second Lien Notes”) with more restrictive covenants and other terms than the Existing Secured Notes, which terms will be (other than as outlined in the TSA or otherwise agreed pursuant to definitive documents) substantially consistent with the Exchange Second Lien Term Loan.

•Non-Participating Existing Credit Facilities and Secured Notes: The holdings of lenders under the Existing Credit Facilities that do not participate in or consent to the Transaction and Existing Secured Notes that do not participate in or consent to the Exchange Offer will rank third in lien priority on shared collateral behind each of the New First Lien Term Loan, the Exchange Second Lien Term Loan, the Exchange Revolver and the Exchange Second Lien Notes, and it is expected that certain of the covenants, events of default and related definitions in the Existing Credit Facilities and the Existing Secured Indentures will be eliminated in a manner customary for covenant amendments as part of exit consents for transactions of this type.

Conditions to Closing

The closing of the Transaction as contemplated by the TSA is conditioned on the satisfaction or waiver of certain conditions precedent, including finalizing all definitive documents and diligence to the satisfaction of the respective parties thereto, and achieving certain participation and consent thresholds. Specifically, the Transaction requires participation and consent by lenders holding at least a majority of the aggregate principal amount of the Company’s outstanding loans and commitments under the Existing Credit Facilities and the tender and consent by holders of at least two-thirds (66 2/3%) of the aggregate principal amount of each of the Company’s outstanding 5.375% Secured Notes and 12.750% Secured Notes (unless the Company and the lenders and noteholders party to the TSA have otherwise reached an agreement with respect to the Transaction acceptable to the Company and such lenders and noteholders).
The Company expects to commence the Exchange Offer in late January 2022.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of consents from any holders of securities, nor shall there be any sale of securities or solicitation of consents in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any solicitation or offer will only be made pursuant to a separate disclosure statement distributed to the relevant holders of securities.

Wilmer Cutler Pickering Hale and Dorr LLP is serving as legal advisor to DSG, Pillsbury Winthrop Shaw Pittman LLP is serving as special finance counsel to DSG, and Moelis & Company LLC is serving as financial advisor to DSG. Gibson, Dunn & Crutcher LLP is serving as legal advisor to an ad hoc group of holders of Existing Term Loans and Existing Secured Notes, including the new money lenders providing the New First Lien Term Loan, and Evercore is serving as financial advisor.

Forward-Looking Statements:

The matters discussed in this news release include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words "outlook," "intends to," "believes," "anticipates," "expects," "achieves," "estimates," and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the potential impacts of the COVID-19 pandemic (including the postponement and potential cancellation of MLB, NBA and NHL games) on our business operations, financial results and financial position and on the world economy, our ability to generate cash to service our substantial indebtedness, the successful execution of our direct-to-consumer strategy, the successful execution of distributor affiliation agreements and related renewals, the effects of “blackouts” of our services by distributors, the successful execution of media rights agreements with professional sports teams, the impact of OTT and other emerging technologies and their potential impact on cord-cutting, the impact of distributors and other OTT providers offering “skinny” programming bundles that may not include all programming of our networks, and the risks and uncertainties discussed in the reports that Sinclair has filed with the Securities and Exchange Commission (the "SEC"), and any risk factors set forth in Sinclair’s recent reports on Form 10-Q and/or Form 10-

K, as filed with the SEC. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

About Sinclair Broadcast Group, Inc.
Sinclair Broadcast Group, Inc. (Nasdaq: SBGI) is a diversified media company and a leading provider of local sports and news. Sinclair owns and/or operates 21 regional sports network brands; owns, operates and/or provides services to 185 television stations in 86 markets; owns multiple national networks including Tennis Channel and Stadium; and has TV stations affiliated with all the major broadcast networks. Sinclair’s content is delivered via multiple platforms, including over-the-air, multi-channel video program distributors, and digital and streaming platforms NewsOn and STIRR. Sinclair regularly uses its website as a key source of Sinclair information which can be accessed at www.sbgi.net.

About Diamond Sports Group
Diamond Sports Group LLC, a subsidiary of Sinclair Broadcast Group, Inc., owns the Bally Sports Regional Sports Networks (RSNs), the nation’s leading provider of local sports. Its 19 owned-and-operated RSNs include Bally Sports Arizona, Bally Sports Detroit, Bally Sports Florida, Bally Sports Great Lakes, Bally Sports Indiana, Bally Sports Kansas City, Bally Sports Midwest, Bally Sports New Orleans, Bally Sports North, Bally Sports Ohio, Bally Sports Oklahoma, Bally Sports San Diego, Bally Sports SoCal, Bally Sports South, Bally Sports Southeast, Bally Sports Southwest, Bally Sports Sun, Bally Sports West and Bally Sports Wisconsin. The Bally Sports RSNs serve as the TV home to more than half of all MLB, NHL and NBA teams based in the United States and produce over 4,500 live local professional telecasts each year in addition to a wide variety of locally produced sports events and programs. Diamond Sports Group also has a joint venture in Marquee, the home of the Chicago Cubs, and a minority interest in the YES Network, the local destination for the New York Yankees and Brooklyn Nets.

Contacts:
Media
sinclair@5wpr.com

Investor Relations
Steve Zenker, VP, Investor Relations
Billie-Jo McIntire, Director, Investor Relations
(410) 568-1500
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